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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT




List of Subsidiary Corporations                                        State Of Incorporation
-------------------------------                                        ----------------------
Arbor Drugs - Civic Incorporated                                       Michigan
A.D.I. Realty, Incorporated                                            Michigan
Richard Investment Company                                             Michigan
E.F. Mile Corporation                                                  Michigan
Pharmacy Advisory Company                                              Michigan




All subsidiaries conduct business using the names above.

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